Exhibit 3

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D or, to the extent permitted by applicable law, Schedule 13G with respect to the Common Stock, par value $0.001 per share, of Natural Grocers by Vitamin Cottage, Inc., a Delaware corporation, beneficially owned by them on a combined basis, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. The undersigned further agree that any amendments to such statement on Schedule 13D or, if applicable, Schedule 13G shall be filed jointly on behalf of each of them without the necessity of entering into additional joint filing agreements.

The undersigned further agree that each party hereto is responsible for timely filing of such statement on Schedule 13D or, to the extent permitted by applicable law, Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

The undersigned shall not be deemed to admit that the undersigned was required to file a statement on Schedule 13D or Schedule 13G by reason of entering into this Joint Filing Agreement.

This Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

In evidence thereof the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of this 18th day of July, 2012.

/s/ Kemper Isely
Name: Kemper Isely

/s/ Zephyr Isely
Name: Zephyr Isely

/s/ Heather C. Isely
Name: Heather C. Isely

/s/ Elizabeth Isely
Name: Elizabeth Isely

/s/ Anthony Andueza
Name: Anthony Andueza

CTVC LLC

By:	/s/ Anthony Andueza
Name:	Anthony Andueza
Title:	Manager

KIVC 2, LLC

By:	/s/ Anthony Andueza
Name:	Anthony Andueza
Title:	Manager

ZIVC, LLC

By:	/s/ Anthony Andueza
Name:	Anthony Andueza
Title:	Manager

HIVC 2, LLC

By:	/s/ Anthony Andueza
Name:	Anthony Andueza
Title:	Manager

EIVC 2, LLC

By:	/s/ Anthony Andueza
Name:	Anthony Andueza
Title:	Manager

/s/ Lark Isely
Name: Lark Isely

THE LAROCK AND LUKE ISELY TRUST

By:	/s/ Kemper Isely
Name:	Kemper Isely
Title:	Co-Trustee

By:	/s/ Zephyr Isely
Name:	Zephry Isely
Title:	Co-Trustee

FTVC, LLC

By:	/s/ Kemper Isely
Name:	Kemper Isely
Title:	Co-Manager

By:	/s/ Zephyr Isely
Name:	Zephyr Isely
Title:	Co-Manager

By:	/s/Heather C. Isely
Name:	Heather C. Isely
Title:	Co-Manager

/s/ Charity Isely
Name: Charity Isely

/s/ Lucas Isely
Name: Lucas Isely

/s/ Mariah C. Isely
Name: Mariah C. Isely

/s/ Guy Isely
Name: Guy D. Isely